Exhibit 99.1

                EUROPEAN BIOTECH ACQUISITION CORP.

                EPFL INNOVATION PARK, BAT D

                3E ROUTE J-D. COLLADON

                CH-1015 LAUSANNE, SWITZERLAND

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D94600-S57493                         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

   EUROPEAN BIOTECH ACQUISITION CORP.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.  Business Combination Proposal – A proposal to approve, as an ordinary resolution, and adopt the Business Combination Agreement, dated October 17, 2022 (as it may be amended, supplemented or otherwise modified from time to time), by and between European Biotech Acquisition Corp. and Oculis SA, a copy of which is attached to the accompanying proxy statement/prospectus filed in connection with the proposed business combination and the transactions contemplated thereby.

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2.  Merger Proposal – A proposal to approve and authorize, by special resolution, the Plan of Merger, a copy of which is attached to the accompanying proxy statement/prospectus, pursuant to which Merger Sub 1 will be merged with and into EBAC, the separate entity existence of Merger Sub 1 will cease, and EBAC will be the surviving company and a direct wholly owned subsidiary of Oculis Holding AG.

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3.  Adjournment Proposal – A proposal to approve, as an ordinary resolution, to adjourn the Extraordinary General Meeting to a later date or dates to the extent reasonable (i) to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is provided to EBAC Shareholders, (ii) in order to solicit additional proxies from EBAC Shareholders in favor of the Business Combination Proposal and the Merger Proposal or for any other reason in connection with the transactions contemplated by the Business Combination Agreement or (iii) if EBAC Shareholders redeem an amount of EBAC Class A Common Stock such that the Minimum EBAC Cash Condition would not be satisfied.

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The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. If any other matters properly come before the Extraordinary General Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

Please sign your name(s) exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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D94601-S57493

EUROPEAN BIOTECH ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

[TBD], 2023

The shareholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of EUROPEAN BIOTECH ACQUISITION CORP. that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders to be held at (Time), (Eastern/Pacific Time) on (Date), at the (Location), and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE